Contacts:	Investors:
Arbor Realty Trust, Inc.	Stephanie Carrington / Amy Glynn
Paul Elenio, Chief Financial Officer	The Ruth Group
516-506-4422	646-536-7023
pelenio@arbor.com	scarrington@theruthgroup.com
aglynn@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter 2010 Results

First Quarter Highlights:

-	Net income attributable to Arbor Realty Trust, Inc. of $26.4 million, or $1.04 per diluted common share
-	Adjusted book value per share $8.28, GAAP book value per share $4.00 [1]
-	Generated gains of $46.5 million from the retirement of debt and $3.3 million from the sale of debt securities
-	Recorded $25.0 million in loan loss reserves

UNIONDALE, N.Y., May 7 /PRNewswire-FirstCall/ — Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the first quarter ended March 31, 2010. Arbor reported net income attributable to Arbor Realty Trust, Inc. for the quarter of $26.4 million, or $1.04 per diluted common share, compared to net loss attributable to Arbor Realty Trust, Inc. for the quarter ended March 31, 2009 of $4.3 million, or $0.17 per diluted common share.

Arbor Realty Trust Reports First Quarter 2010 Results
May 7, 2010

The net balance of the Company’s loan and investment portfolio, excluding loan loss reserves, was $2.0 billion at March 31, 2010, compared to $2.1 billion at December 31, 2009. The average balance of the Company’s loan and investment portfolio during the first quarter of 2010, excluding loan loss reserves, was $2.1 billion and the average yield on these assets for the quarter was 4.67%, compared to $2.2 billion and 4.42% for the fourth quarter of 2009, respectively. Excluding the effect of reductions in interest income related to the uncollectibility of interest on impaired, non-performing and restructured loans totaling $1.2 million and $4.8 million during the quarters ended March 31, 2010 and December 31, 2009, respectively, the average yield was 4.90% for the first quarter of 2010, compared to 5.29% for the fourth quarter of 2009.

At March 31, 2010, the balance of debt that finances the Company’s loan and investment portfolio was approximately $1.6 billion, as compared to approximately $1.7 billion at December 31, 2009. The average balance of debt that finances the Company’s loan and investment portfolio during the first quarter of 2010 was $1.7 billion and the average cost of these borrowings was 4.28%, compared to $1.8 billion and 4.21% for the fourth quarter of 2009.

Debt Retirement

In 2009, as previously disclosed, the Company restructured all of the Company’s $374 million of debt with Wachovia Bank, National Association (“Wachovia”). In addition, subsequent to this restructuring, the Company paid down approximately $38 million of this debt, reducing the outstanding balance to approximately $336 million. In the first quarter of 2010, the Company entered into an agreement with Wachovia whereby the Company can retire all of the $335.6 million of outstanding debt for $176.2 million, representing 52.5% of the face amount of the debt.

The $335.6 million of indebtedness was comprised of $286.1 million of term debt and a $49.5 million working capital facility.  These were the outstanding balances in each facility at the time the parties began negotiations.  The Company can pay off the discounted outstanding amount at any time on or before May 31, 2010 and the agreement also contains two consecutive 45 day extension options, which would extend the payoff date to August 27, 2010. The agreement provides the Company the ability to apply paydowns of the Wachovia facilities against the discounted payoff amount during the term of the agreement. The Company has made payments of $62.5 million towards the initial discounted payoff amount of $176.2 million, leaving $113.7 million payable to Wachovia under this agreement as of March 31, 2010.  The closing of this agreement is subject to certain closing conditions and the Company’s ability to obtain the necessary capital. The Company can make no assurances that it will be able to access sufficient capital on terms and conditions acceptable to the Company.

Arbor Realty Trust Reports First Quarter 2010 Results
May 7, 2010

In the first quarter of 2010, the Company retired $114.1 million of junior subordinated notes in exchange for collateralized debt obligation bonds (“CDO bonds”) and $10.5 million in cash.  The CDO bonds were comprised of securities issued by the Company’s three CDO facilities as well as securities of other issuers designated as available-for-sale with an aggregate face value of $67.3 million that the Company previously acquired for an aggregate purchase price of $22.2 million. After the completion of this transaction, the Company’s junior subordinated notes had an outstanding face value of approximately $175.9 million as of March 31, 2010.  As previously disclosed, the Company pays a fixed rate of 0.50% on its junior subordinated notes through the first quarter of 2012, at which time the pay rate will return to a weighted average rate of approximately 2.77% over LIBOR.

In the first quarter of 2010, this transaction resulted in the Company recording approximately $65.2 million of additional CDO debt, of which approximately $42.3 million represented the portion of the Company’s CDO bonds that were exchanged and approximately $22.9 million represented the estimated interest due on the bonds through their maturity, a reduction to securities available-for-sale of approximately $0.4 million representing the fair value of CDO bonds of other issuers, and a gain on extinguishment of debt of approximately $26.3 million.

In addition, during the first quarter of 2010, the Company purchased, at a discount, approximately $27.6 million of investment grade rated bonds originally issued by the Company’s three CDO issuing entities. The Company recorded a net gain on early extinguishment of debt of $20.2 million related to these transactions. The purchases were reflected on the Company’s balance sheet as a reduction of the corresponding outstanding debt totaling $27.6 million.

Other Financing Activity

As of March 31, 2010, Arbor’s financing facilities for its loan and investment portfolio totaled approximately $1.7 billion and borrowings outstanding under such facilities were $1.6 billion.

During the first quarter of 2010, the Company reduced its outstanding warehouse and term debt balances by approximately $46.2 million through a combination of loan payoffs and assets being moved into the Company’s CDO vehicles.

The Company is subject to various financial covenants and restrictions by the Company’s CDO vehicles and credit facilities. The Company believes that it was in compliance with all credit facility financial covenants and restrictions as of March 31, 2010 with the exception of a net worth covenant and a ratio of liabilities to net worth covenant, both under the Wachovia facility. As previously disclosed, the Company obtained waivers of these covenants until the effective date of the debt retirement agreement with Wachovia described above.

Arbor Realty Trust Reports First Quarter 2010 Results
May 7, 2010

The Company’s CDO vehicles contain interest coverage and asset overcollateralization covenants that must be met as of the waterfall distribution dates in order for the Company to receive cash distributions as a preferred holder.  If the Company fails these covenants in any of its CDOs, all cash flows from the applicable CDO would be diverted to repay principal and interest on the outstanding CDO bonds and the Company would not receive any residual payments until that CDO regained compliance with such tests.  As of the most recent distribution dates in April 2010, the CDOs were in compliance with all such covenants.  In the event of a breach of the CDO covenants that could not be cured in the near-term, the Company would be required to fund its non-CDO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO not in breach of a CDO covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available. The chart below is a summary of the Company’s CDO compliance tests as of the most recent distribution date:

Cash Flow Triggers	CDO I	CDO II	CDO III

Overcollateralization (1)

Current	188.97%	172.78%	111.88%

Limit	184.00%	169.50%	105.60%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	589.47%	533.65%	641.42%

Limit	160.00%	147.30%	105.60%

Pass / Fail	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO by the total bonds outstanding for the classes senior to those retained by the Company.  To the extent an asset is considered a defaulted security, the asset’s principal balance is multiplied by the lower of the market rate or the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Portfolio Activity

During the first quarter of 2010, Arbor purchased at par, one AAA rated commercial mortgage-backed security with a face amount of $4.5 million.

Also, during the quarter, one loan paid off with an outstanding balance of approximately $49 million and three loans had paydowns totaling approximately $5 million.  In addition, 15 loans were either refinanced or modified with Arbor totaling $140 million, of which five loans totaling approximately $72 million were scheduled to repay during the quarter.

Arbor Realty Trust Reports First Quarter 2010 Results
May 7, 2010

Additionally, six loans totaling approximately $105 million were extended during the quarter, of which two loans totaling approximately $72 million were in accordance with the extension options of their corresponding loan agreements.

In the first quarter of 2010, the Company sold two commercial mortgage-backed securities with a carrying value of approximately $11.1 million, at a premium, for approximately $14.4 million resulting in a gain on sale of $3.3 million. The securities were purchased at a discount in the second quarter of 2009 for approximately $10.7 million. As a result of these sales, the Company reclassified its remaining held-to-maturity securities to available-for-sale and recorded approximately $18.6 million of unrealized losses, representing the difference between the market value of these securities and the Company’s carrying value, in accumulated other comprehensive loss on the Company's balance sheet.

At March 31, 2010, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was $2.0 billion, with a weighted average current interest pay rate of 4.59%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.6 billion, with a weighted average interest rate of 3.84% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of March 31, 2010, Arbor’s loan portfolio consisted of 33% fixed-rate and 67% variable rate loans.

During the first quarter of 2010, the Company recorded $25.0 million in loan loss reserves related to 10 loans with a carrying value of approximately $150.0 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. At March 31, 2010, the Company’s total loan loss reserves were $351.3 million relating to 33 loans with an aggregate carrying value before loan loss reserves of approximately $710.7 million. The Company generally recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had 10 non-performing loans with a carrying value of approximately $82.3 million, net of related loan loss reserves of $116.4 million as of March 31, 2010, compared to 13 non-performing loans with a carrying value of approximately $110.8 million, net of related loan loss reserves of $115.0 million as of December 31, 2009. Income recognition on non-performing loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Arbor Realty Trust Reports First Quarter 2010 Results
May 7, 2010

Dividend

Under the terms of the Company’s debt agreements, annual dividends are limited to 100% of taxable income to common shareholders and are required to be paid in the form of the Company's stock to the maximum extent permissible (currently 90%), with the balance payable in cash.  The Company will be permitted to pay 100% of taxable income in cash if certain conditions are met. The Board of Directors has elected not to pay a common stock dividend for the quarter ended March 31, 2010.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET.  A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayerTM software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call.  The dial-in numbers are (866) 271-0675 for domestic callers and (617) 213-8892 for international callers.  The participant passcode for both is 16428280.

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com through June 7, 2010.  In addition, a telephonic replay of the call will be available until May 14, 2010.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode: 30677929.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports First Quarter 2010 Results
May 7, 2010

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release.

(1) See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports First Quarter 2010 Results
May 7, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
	March 31,
	2010	2009
	(Unaudited)	(Unaudited)

Interest income	$24,218,425	$30,500,023
Interest expense	18,087,260	19,150,816
Net interest income	6,131,165	11,349,207

Other revenues:
Property operating income	303,455	-
Other income	798,047	16,250
Total other revenues	1,101,502	16,250

Other expenses:
Employee compensation and benefits	1,904,953	2,391,984
Selling and administrative	1,277,995	2,082,342
Property operating expenses	434,854	-
Depreciation and amortization	43,739	-
Provision for loan losses	25,000,000	67,500,000
Loss on restructured loans	-	9,036,914
Management fee - related party	1,900,000	722,377
Total other expenses	30,561,541	81,733,617

Loss from continuing operations before gain on exchange of profits interest, gain on extinguishment of debt, gain on sale of securities and (loss) income from equity affiliates	(23,328,874)	(70,368,160)
Gain on exchange of profits interest	-	55,988,411
Gain on extinguishment of debt	46,498,479	26,267,033
Gain on sale of securities	3,303,480	-
(Loss) income from equity affiliates	(45,575)	2,507,134

Net income from continuing operations	26,427,510	14,394,418

Loss on operations of real estate held-for-sale	-	(143,371)
Loss from discontinued operations	-	(143,371)

Net income	26,427,510	14,251,047

Net income attributable to noncontrolling interest	53,717	18,504,785

Net income (loss) attributable to Arbor Realty Trust, Inc.	$26,373,793	$(4,253,738)

Basic earnings (loss) per common share:
Net income (loss) from continuing operations, net of noncontrolling interest	$1.04	$(0.16)
Loss from discontinued operations	-	(0.01)
Net income (loss) attributable to Arbor Realty Trust, Inc.	$1.04	$(0.17)

Diluted earnings (loss) per common share:
Net income (loss) from continuing operations, net of noncontrolling interest	$1.04	$(0.16)
Loss from discontinued operations	-	(0.01)
Net income (loss) attributable to Arbor Realty Trust, Inc.	$1.04	$(0.17)

Dividends declared per common share	$-	$-

Weighted average number of shares of common stock outstanding:

Basic	25,387,410	25,142,410

Diluted	25,387,410	25,142,410

Arbor Realty Trust Reports First Quarter 2010 Results
May 7, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(Unaudited)
Assets:
Cash and cash equiv|alents	$56,093,924	$64,624,275
Restricted cash (includes $40,978,910 and $27,935,470 from consolidated VIEs, respectively)	40,978,910	27,935,470
Loans and investments, net (includes $1,279,789,460 and $1,305,593,730 from consolidated VIEs, respectively)	1,622,215,506	1,700,774,288
Available-for-sale securities, at fair value (includes $35,814,344 and $0 from consolidated VIEs, respectively)	35,931,923	488,184
Securities held-to-maturity, net (includes $0 and $60,562,808 from consolidated VIEs, respectively)	-	60,562,808
Investment in equity affiliates	64,766,344	64,910,949
Real estate owned, net (includes $2,658,767 and $2,658,128 from consolidated VIEs, respectively)	8,174,577	8,205,510
Real estate held-for-sale, net	41,440,000	41,440,000
Due from related party (includes $815,427 and $4,165,695 from consolidated VIEs, respectively)	8,107,875	15,240,255
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $17,630,887 and $21,011,295 from consolidated VIEs, respectively)	49,806,693	57,545,084
Total assets	$1,946,563,701	$2,060,774,772

Liabilities and Equity:
Repurchase agreements	$2,154,331	$2,657,332
Collateralized debt obligations (includes $1,127,574,809 and $1,100,515,185 from consolidated VIEs, respectively)	1,127,574,809	1,100,515,185
Junior subordinated notes to subsidiary trust issuing preferred securities	157,496,259	259,487,421
Notes payable	329,532,817	375,219,206
Mortgage note payable – held-for-sale	41,440,000	41,440,000
Due to related party	1,207,379	1,997,629
Due to borrowers (includes $2,616,727 and $2,734,526 from consolidated VIEs, respectively)	5,778,365	6,676,544
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $35,539,413 and $34,351,469 from consolidated VIEs, respectively)	100,757,906	97,024,352
Total liabilities	1,843,064,999	1,962,140,802

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,666,810 shares issued, 25,387,410 shares outstanding at March 31, 2010 and December 31, 2009	256,668	256,668
Additional paid-in capital	450,376,782	450,376,782
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Accumulated deficit	(267,215,160)	(293,585,378)
Accumulated other comprehensive loss	(74,835,653)	(53,331,105)
Total Arbor Realty Trust, Inc. stockholders’equity	101,559,276	96,693,606
Noncontrolling interest in consolidated entity	1,939,426	1,940,364
Total equity	103,498,702	98,633,970
Total liabilities and equity	$1,946,563,701	$2,060,774,772

Arbor Realty Trust Reports First Quarter 2010 Results
May 7, 2010

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

March 31, 2010

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$101,559,276

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	50,675,526

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$210,309,986

Adjusted book value per share	$8.28

GAAP book value per share	$4.00

Common shares outstanding	25,387,410

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.